As filed with the Securities and Exchange Commission on December 6, 2002
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                          ASTORIA FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              6035
(State or other jurisdiction of                     (Primary Standard Industrial
 incorporation or organization)                      Classification Code Number)

                                   11-3170868
                      (I.R.S. Employer Identification No.)

                            ONE ASTORIA FEDERAL PLAZA
                        LAKE SUCCESS, NEW YORK 11042-1085
                                 (516) 327-3000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                             ALAN P. EGGLESTON, ESQ.
        EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                          ASTORIA FINANCIAL CORPORATION
                            ONE ASTORIA FEDERAL PLAZA
                        LAKE SUCCESS, NEW YORK 11042-1085
                                 (516) 327-3000
            (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)

                                   COPIES TO:
                             ROBERT C. AZAROW, ESQ.
                            OMER S. J. WILLIAMS, ESQ.
                             THACHER PROFFITT & WOOD
                               11 WEST 42ND STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 789-1200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                      ------------------------------------


                                                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                               PROPOSED           PROPOSED
                                                                AMOUNT         MAXIMUM             MAXIMUM
                                                                TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED            REGISTERED       PER UNIT      OFFERING PRICE (1)    REGISTRATION FEE
5.75% Senior Notes due 2012, Series B....................... $250,000,000        100%           $250,000,000          $23,000(2)
====================================================================================================================================

(1) In accordance with Rule 457(f)(2) promulgated under the Securities Act of 1933, as amended, the registration fee is based on the book value of the outstanding 5.75% Senior Notes due 2012 of the Registrant to be cancelled in the exchange transaction hereunder.
(2) Calculated by multiplying 0.000092 by the proposed maximum aggregate offering price.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2002

PROSPECTUS

                     [LOGO OF ASTORIA FINANCIAL CORPORATION]

               OFFER TO EXCHANGE $250,000,000 OF ITS 5.75% SENIOR
               NOTES DUE 2012 FOR $250,000,000 OF ITS 5.75% SENIOR
                            NOTES DUE 2012, SERIES B
     WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
  5:00 P.M., NEW YORK CITY TIME, ON ______________, 2003, UNLESS WE EXTEND THE
              EXCHANGE OFFER IN OUR SOLE AND ABSOLUTE DISCRETION.

         The principal terms of the exchange offer are as follows:

         o We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn pursuant to the exchange offer.

         o You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

         o The terms of the new notes are substantially identical to those of the outstanding old notes, except that certain transfer restrictions and the registration rights relating to the old notes will not apply to the new notes.

         o The exchange of old notes for new notes should not be a taxable transaction for U.S. federal income tax purposes.

         o        We will not receive any cash proceeds from the exchange offer.

         o The exchange offer is subject to customary conditions, which we may waive.

         o We issued the old notes in a transaction not requiring registration under the Securities Act and, as a result, transfer of the old notes is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

         o We do not intend to apply for listing of the new notes on any securities exchange or to arrange for them to be quoted on any quotation system.

         o There is no established trading market for the new notes or the old notes.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 TO READ ABOUT THE RISKS THAT YOU SHOULD CONSIDER IN DECIDING WHETHER TO TENDER YOUR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                THE DATE OF THIS PROSPECTUS IS ___________, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

FORWARD-LOOKING STATEMENTS.....................................................3
SUMMARY  ......................................................................4
SELECTED FINANCIAL DATA.......................................................11
RISK FACTORS..................................................................13
USE OF PROCEEDS...............................................................17
ASTORIA FINANCIAL CORPORATION.................................................17
THE EXCHANGE OFFER............................................................18
DESCRIPTION OF THE NEW NOTES..................................................27
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................37
PLAN OF DISTRIBUTION..........................................................38
LEGAL MATTERS.................................................................39
RATINGS  .....................................................................39
INDEPENDENT AUDITORS..........................................................39
AVAILABLE INFORMATION.........................................................39
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................40


         We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. If anyone does give you any additional information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

         This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available without charge upon written or oral request to us at the following address:

                      Astoria Financial Corporation
                      One Astoria Federal Plaza
                      Lake Success, New York 11042-1085
                      Attention:  Mr. Peter Cunningham, Investor Relations
                      Phone:  (516) 327-7877
                      Email: pcunningham@astoriafederal.com

         IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR BUSINESS DECISION. ACCORDINGLY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN ____________, 2003.

         You can also obtain information about us on our world wide website (http://www.astoriafederal.com).

                           FORWARD-LOOKING STATEMENTS

         This prospectus, as well as the documents incorporated by reference in this prospectus, contains statements which are not historical facts but "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and
Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

         Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

         o the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

         o there may be increases in competitive pressure among financial institutions or from non-financial institutions;

         o changes in the interest rate environment may reduce interest margins;

         o changes in deposit flows, loan demand or real estate values may adversely affect our business;

         o changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

         o general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate;

         o legislative or regulatory changes may adversely affect our business;

         o technological changes may be more difficult or expensive than we anticipate;

         o success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or

         o litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.

         The forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

                                     SUMMARY

         THE FOLLOWING INFORMATION IS A SUMMARY THAT HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE TENDERING YOUR OLD NOTES FOR THE NEW NOTES OFFERED HEREBY. YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS TO UNDERSTAND FULLY THE TERMS OF THE NEW NOTES, AS WELL AS THE TAX AND OTHER CONSIDERATIONS THAT ARE IMPORTANT TO YOU IN MAKING A DECISION ABOUT WHETHER TO EXCHANGE YOUR OLD NOTES FOR THE NEW NOTES. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13 OF THIS PROSPECTUS TO DETERMINE WHETHER AN INVESTMENT IN THE NEW NOTES IS APPROPRIATE FOR YOU.

         UNLESS OTHERWISE INDICATED OR UNLESS THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO "ASTORIA FINANCIAL" "WE ," "US," "OUR" OR SIMILAR REFERENCES MEAN ASTORIA FINANCIAL CORPORATION, AND REFERENCES TO "ASTORIA FEDERAL" MEAN ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION.

                          ASTORIA FINANCIAL CORPORATION

         Astoria Financial, a Delaware corporation, is the unitary savings and loan association holding company for Astoria Federal. At September 30, 2002, on a consolidated basis, we had total assets of $21.90 billion, deposits of $11.18 billion and stockholders' equity of $1.58 billion.

         Our primary business is the operation of our wholly owned subsidiary, Astoria Federal. In addition to directing, planning and coordinating the business activities of Astoria Federal, we invest primarily in U.S. government and federal agency securities, mortgage-backed securities and other securities. We have acquired, and may continue to acquire or organize, either directly or indirectly through Astoria Federal, operating and other subsidiaries, including other financial institutions.

         Astoria Federal's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments on loans and securities and borrowed funds, primarily in one-to-four family residential mortgage loans and mortgage-backed securities and, to a lesser extent, multi-family residential mortgage loans and commercial real estate loans. To a much smaller degree, we also invest in construction loans and consumer and other loans. In addition, Astoria Federal invests in U.S. government and federal agency securities and in other investments permitted by federal laws and regulations. Astoria Federal's revenues are derived principally from interest on its mortgage loan and mortgage-backed securities portfolios and interest and dividends on its other securities portfolio. Astoria Federal's cost of funds consists of interest expense on deposits and borrowings.

         Our principal executive offices are located at One Astoria Federal Plaza, Lake Success, New York 11042-1085 and our telephone number is (516) 327-3000.

         Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. You should refer to "Available Information."

                               THE EXCHANGE OFFER


OLD NOTES....................................    5.75% Senior Notes due 2012, which we issued on October 16,
                                                 2002 and November 25, 2002 in transactions not requiring
                                                 registration under the Securities Act.

NEW NOTES....................................    5.75% Senior Notes due 2012, Series B, the issuance of which has been registered under the Securities Act.  The form and terms of the new notes are identical in all material respects to those of the old notes, except that certain transfer restrictions and the registration rights relating to the old notes do not apply to the new notes.

THE EXCHANGE OFFER...........................    We are offering to exchange $250,000,000 aggregate principal amount of the new notes for a like aggregate principal amount of the old notes.  We sometimes refer to the old notes and the new notes collectively as the notes.  Old notes may be
                                                 exchanged only in multiples of $1,000.  We are making the
                                                 exchange offer in order to satisfy our obligations under the registration rights agreements that we entered into with the initial purchasers of the old notes for the benefit of the holders of the old notes.  For a description of the procedures for tendering old notes, please read "The Exchange Offer--
                                                 Procedures for Tendering Old Notes."

EXPIRATION DATE..............................    5:00 p.m., New York City time, on ________________, 2003
                                                 unless we extend the exchange offer in our sole and absolute discretion, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

CONDITIONS TO THE EXCHANGE OFFER.............    The exchange offer is subject to certain conditions, which may be waived by us in our sole discretion.  The exchange offer is not conditioned upon any aggregate principal amount of old notes being tendered for exchange.

TERMS OF THE EXCHANGE OFFER..................    We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the old notes, (ii) to terminate the exchange offer if certain specified conditions have not been satisfied, (iii)
                                                 to extend the expiration date of the exchange offer and retain all old notes tendered as a result of the exchange offer, subject, however, to the right of holders of old notes to withdraw their tendered old notes, or (iv) to waive any condition or otherwise amend the terms of the exchange offer in any respect.

WITHDRAWAL RIGHTS............................    Tenders of the old notes may be withdrawn at any time on or prior to the expiration date by delivering a written notice of such withdrawal to the exchange agent in conformity with certain procedures as set forth under "The Exchange Offer -- Withdrawal
                                                 Rights."


                                        5





NON-ACCEPTANCE...............................    If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer.  In the case of old notes tendered by book-
                                                 entry transfer into the exchange agent's account at The Depository
                                                 Trust Company, referred to as DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at
                                                 DTC.

PROCEDURES FOR TENDERING
OLD NOTES....................................    Brokers, dealers, commercial banks, trust companies and other nominees who hold old notes through DTC must effect tenders by book-entry transfer through DTC's Automated Tender Offer
                                                 Program, or ATOP. Beneficial owners of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes under the exchange offer. Tendering holders of old notes that do not use ATOP must complete and sign a letter of transmittal in accordance with the instructions contained in such letter and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the certificates of the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Tendering holders of old notes that use ATOP will, by so doing,
                                                 acknowledge that they are bound by the terms of the letter of transmittal.  Letters of transmittal and certificates representing old notes should not be sent to us.  Such documents should only be sent to the exchange agent.

ACCEPTANCE OF OLD NOTES AND
DELIVERY OF NEW NOTES........................    Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes that are properly tendered to the exchange agent prior to 5:00
                                                 p.m., New York City time, on the expiration date.  The new notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

RESALES OF NEW NOTES.........................    Based on interpretations by the staff of the Securities and
                                                 Exchange Commission, referred to as the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the
                                                 Securities Act as long as:

                                                     o    you are acquiring the new notes in the ordinary course of
                                                          your business;



                                        6





                                                     o    you are not participating, do not intend to participate and have no arrangement or  understanding with any person
                                                          to participate, in a distribution of the new notes; and

                                                     o    you are not our affiliate.

                                                 If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

                                                     o   you will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned
                                                         interpretive letters;

                                                     o   you will not be permitted or entitled to tender such old
                                                         notes in the exchange offer; and

                                                     o   you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such old notes unless such sale is made in reliance on an exemption from such requirements.

                                                 Furthermore, any broker-dealer that acquired any of its old notes directly from us:

                                                     o   may not rely on the applicable interpretations of the staff of the SEC; and

                                                     o   must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the
                                                         Securities Act relating to any resale transaction.

BROKER-DEALERS...............................    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new  notes.
                                                 The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the
                                                 Securities Act. This prospectus, as it may be amended or
                                                 supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange  for old notes which were received by such  broker-dealer as a result of market making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in  connection with any such resale, subject to our right under some circumstances to restrict such use of this prospectus.
                                                 See "Plan of Distribution."



                                        7





REGISTRATION RIGHTS
AGREEMENTS...................................    When we issued the old notes on October 16, 2002 and November
                                                 25, 2002, we entered into registration rights agreements with the initial purchasers of the old notes.  Under the terms of the registration rights agreements, we agreed to use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the old notes for the new notes.

                                                 If we do not complete the exchange offer by _________, 2003, the interest rate borne by the old notes will be increased by 50 basis points to 6.25% per annum until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the
                                                 Securities Act. In addition, if the exchange offer registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreements, the interest rate borne by the old notes and the new notes will be increased by 50 basis points to 6.25% per annum until the registration defects are cured.

                                                 Under some circumstances set forth in the registration rights agreements, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective a shelf registration statement covering resales of the old notes by these holders. If such shelf registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreements, the interest rate borne by the old notes and the new notes will be increased by 50 basis points to 6.25% per annum until the registration defects are cured.

                                                 Copies of the registration rights agreements are included as exhibits to the registration statement of which this prospectus is a part.

EXCHANGE AGENT...............................    The exchange agent with respect to the exchange offer is the
                                                 Wilmington Trust Company. The address, telephone and facsimile number of the exchange agent are set forth in "The Exchange Offer -- Exchange
                                                 Agent" and in the letter of transmittal.

USE OF PROCEEDS..............................    We will not receive any cash proceeds from the exchange offer.

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES.................................    The exchange of old notes for new notes in the exchange offer will not be a taxable exchange for United States federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of such exchange.



                                        8





CONSEQUENCES OF NOT EXCHANGING
YOUR OLD NOTES...............................    If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

                                                     o   if they are registered under the Securities Act and applicable state securities laws;

                                                     o   if they are offered or sold under an exemption from
                                                         registration under the Securities Act and applicable state securities laws; or

                                                     o   if they are offered or sold in a transaction exempt from the requirements of the Securities Act and applicable state
                                                         securities laws.

                                                 We do not currently intend to register the old notes under the
                                                 Securities Act. For more information regarding the consequences of not tendering your old notes, see "The Exchange Offer -- Consequences of
                                                 Failing to Exchange Old Notes."


                                                     THE NEW NOTES

SECURITIES OFFERED...........................    $250,000,000 aggregate principal amount of 5.75% Senior
                                                 Notes due 2012, Series B, which have been registered under the
                                                 Securities Act. The new notes will be issued under the
                                                 indenture, dated as of October 16, 2002, by and between us and
                                                 Wilmington Trust Company, as trustee, which is the same
                                                 indenture under which the old notes were issued.  The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act, will not be subject to certain
                                                 restrictions on transfer applicable to the old notes and generally will not be entitled to further registration rights or any special interest premium under the registration rights agreements.  The new notes issued in the exchange offer will evidence the same debt as the outstanding old notes that they replace.

MATURITY.....................................    October 15, 2012.

INTEREST PAYMENT DATES.......................    April 15th and October 15th of each year, beginning on April 15,
                                                 2003.

RANKING......................................    The new notes will:

                                                    o    be unsecured,

                                                    o    be effectively junior in right of payment to any of our
                                                         future secured debt,


                                        9





                                                     o   rank equally in right of payment with any of our existing and future unsubordinated debt, and

                                                     o   be senior in right of payment of any of our existing and
                                                         future senior subordinated or subordinated debt.

OPTIONAL REDEMPTION..........................    We may, at our option, redeem some or all of the new notes, in whole or in part, at any time, at "make-whole" prices described in this prospectus, plus accrued and unpaid interest to the redemption date.  See "Description of the New Notes--
                                                 Optional Redemption."

NO PRIOR MARKET..............................    The new notes generally will be freely transferable, but the new notes are a new issue of securities and there is currently no established trading market for the new notes.  Accordingly, there can be no assurance as to the development or liquidity or any market for the new notes. The initial purchasers of the old notes advised us that they currently intend to make a market in the new notes.  However, they are not obligated to do so, and any market making with respect to the new notes may be
                                                 discontinued without notice.  We do not intend to apply for a listing of the new notes on any securities exchange or an
                                                 automated dealer quotation system.

RATINGS......................................    The new notes will be rated BBB- by Standard & Poor's and
                                                 Baa3 by Moody's Investors Services.  A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold the new notes.  Any rating can be revised upward or downward or withdrawn at any time by a rating agency if such rating agency decides that circumstances warrant that change.

RISK FACTORS.................................    For a discussion of considerations relevant to an investment in the notes or the exchange of old notes for new notes which should be carefully considered by you, please read "Risk
                                                 Factors."

                            SELECTED FINANCIAL DATA

                  THE SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA PRESENTED BELOW ARE DERIVED IN PART FROM, AND SHOULD BE READ IN CONJUNCTION WITH, OUR CONSOLIDATED FINANCIAL STATEMENTS, RELATED NOTES AND OTHER FINANCIAL INFORMATION INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. YOU SHOULD REFER TO "AVAILABLE INFORMATION."


                                         AT SEPTEMBER 30,                               AT DECEMBER 31,
                                         ----------------                               ---------------
                                              2002            2001           2000            1999           1998           1997
                                         ---------------- -------------- --------------  -------------  -------------  -------------
                                                                          (IN THOUSANDS)
SELECTED FINANCIAL DATA:

Total assets........................     $ 21,904,276     $  22,667,706   $ 22,336,802    $ 22,696,536   $ 20,587,741   $ 16,432,337
Federal funds sold and repurchase
       agreements...................          843,883         1,309,164        171,525         335,653        266,437        110,550
Mortgage-backed and other securities
       available-for-sale...........        2,902,748         3,549,183      7,703,222       8,862,749      8,196,444      4,807,305
Mortgage-backed and other securities
       held-to-maturity.............        4,486,251         4,463,928      1,712,191       1,899,957      2,108,811      2,632,672
Loans held-for-sale.................           32,348            43,390         15,699          14,156        217,027        163,962
Loans receivable, net...............       12,337,134        12,084,976     11,342,364      10,209,716      8,735,201      7,782,716
Mortgage servicing rights, net......           22,399            35,295         40,962          48,369         50,237         41,789
Deposits............................       11,180,578        10,903,693     10,071,687       9,554,534      9,668,286      9,951,421
Borrowed funds......................        8,648,653         9,698,587     10,197,371      11,401,521      9,022,797      4,774,237
Capital trust securities............          125,000           125,000        125,000         125,000             --            --
Stockholders' equity................        1,584,734         1,542,586      1,513,163       1,196,912      1,462,384      1,445,799

                                           FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30,                    FOR THE YEAR ENDED DECEMBER 31,
                                            -------------------                    -------------------------------
                                            2002         2001         2001         2000         1999         1998         1997
                                          ----------  -----------  -----------  -----------  ------------ ------------  -----------
                                                                          (IN THOUSANDS)
SELECTED OPERATING DATA:

Interest income......................     $ 970,545   $ 1,094,263  $ 1,438,563  $ 1,517,934  $ 1,495,279  $ 1,224,448   $ 978,155
Interest expense.....................       607,813       738,564      969,189    1,010,918      955,331      775,465     603,591
                                          ---------   -----------  -----------  -----------  -----------  -----------   ---------
Net interest income..................       362,732       355,699      469,374      507,016      539,948      448,983     374,564
Provision for loan losses............         2,307         3,026        4,028        4,014        4,119       15,380       9,061
                                          ---------   -----------  -----------  -----------  -----------  -----------   ---------
Net interest income after provision
       for loan losses...............       360,425       352,673      465,346      503,002      535,829      433,603     365,503
Non-interest income..................        93,417        75,249      100,974       77,753       92,483       78,532      70,035
Non-interest expense:
       General and administrative....       146,217       132,457      176,407      181,242      195,080      232,769     215,642
       Net amortization of mortgage
          servicing rights...........        16,917         7,776       10,869        8,507        5,787       16,269       7,349
       Goodwill litigation...........           769         2,116        2,196        8,580        6,417        1,665       1,101
       Capital trust securities......         9,312         9,312       12,416       12,435        2,169           --          --
       Amortization of goodwill......            --        14,432       19,242       19,296       19,425       19,754      11,722
       Acquisition costs and
          restructuring charges......            --            --           --           --           --      124,168          --
                                          ---------   -----------  -----------  -----------  -----------  -----------   ---------
       Total non-interest expense....       173,215       166,093      221,130      230,060      228,878      394,625     235,814
                                          ---------   -----------  -----------  -----------  -----------  -----------   ---------
Income before income tax expense,
       extraordinary item and
       cumulative effect of
       accounting change.............       280,627       261,829      345,190      350,695      399,434      117,510     199,724
Income tax expense...................        93,262        91,482      120,036      134,146      163,764       61,825      81,840
                                          ---------   -----------  -----------  -----------  -----------  -----------   ---------
Income before extraordinary item and
       cumulative effect of
       accounting change.............       187,365       170,347      225,154      216,549      235,670       55,685     117,884
Extraordinary item, net of tax.......            --            --           --           --           --      (10,637)         --
Cumulative effect of accounting
       change, net of tax............            --        (2,294)      (2,294)          --           --           --          --
                                          ---------   -----------  -----------  -----------  -----------  -----------   ---------
Net income...........................     $ 187,365   $   168,053  $   222,860  $   216,549  $   235,670  $    45,048   $ 117,884
                                          =========   ===========  ===========  ===========  ===========  ===========   =========

                                               AT OR FOR THE NINE MONTHS
                                                 ENDED SEPTEMBER 30,                       AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                 -------------------                       -------------------------------------
                                                  2002          2001         2001       2000         1999          1998         1997
                                                  ----          ----         ----       ----         ----          ----         ----
SELECTED FINANCIAL RATIOS AND OTHER DATA:

Return on average assets (1).................     1.13%         1.00%        0.99%      0.97%       1.04%        0.25%         0.84%
Return on average stockholders' equity (1)...    15.92         14.15        14.13      16.70       17.31         3.02          9.83
Return on average tangible stockholders'
     equity (1)..............................    18.05         16.18        16.13      20.02       20.92         3.65         11.16
Core deposits to total deposits (2)..........    53.14         50.81        52.67      48.87       48.41        47.84         43.40
Net interest rate spread (1).................     2.15          1.95         1.94       2.01        2.23         2.32          2.49
Net interest margin (1)......................     2.31          2.21         2.18       2.32        2.46         2.58          2.78
General and administrative expense
     to average assets (1)...................     0.88          0.79         0.78       0.81        0.86         1.27          1.54
Efficiency ratio (1) (3).....................    32.69         30.74        30.93      31.21       31.88        45.07         50.13
Average interest-earning assets to average
     interest-bearing liabilities............     1.04x         1.06x        1.05x      1.07x       1.05x        1.06x         1.07x

ASSET QUALITY RATIOS:

Non-performing loans to total loans (4)......     0.26%         0.28%        0.31%      0.32%       0.52%        1.26%         1.14%
Non-performing loans to total assets (4).....     0.15          0.15         0.16       0.16        0.24         0.54          0.55
Non-performing assets to total assets (4)(5).     0.15          0.16         0.18       0.18        0.26         0.58          0.70
Allowance for loan losses to non-performing
     loans...................................   259.20        244.78       221.70     220.88      143.49        66.99         82.23
Allowance for loan losses to non-accrual
     loans...................................   268.43        253.85       229.60     226.85      151.77        70.00         86.79
Allowance for loan losses to total loans.....     0.67          0.68         0.68       0.70        0.74         0.84          0.94

EARNINGS TO FIXED CHARGES RATIO (6):

Excluding interest on deposits...............     1.71x         1.60x        1.59x      1.57x       1.67x        1.31x         1.85x
Including interest on deposits...............     1.45x         1.35x        1.35x      1.34x       1.42x        1.15x         1.33x

CAPITAL RATIOS (ASTORIA FINANCIAL):

Average stockholders' equity to average
     assets..................................     7.08%         7.05%        7.01%      5.81%       5.99%        8.13%         8.56%
Average tangible stockholders' equity to
     average tangible assets.................     6.29          6.22         6.19       4.89        5.01         6.83          7.62
Stockholders' equity to total assets.........     7.23          6.83         6.81       6.77        5.27         7.10          8.80

CAPITAL RATIOS (ASTORIA FEDERAL):

Tangible.....................................     7.04          6.77         5.88       6.74        5.98         5.34          6.25
Leverage.....................................     7.04          6.77         5.88       6.74        5.98         5.34          6.25
Risk-based...................................    15.14         16.00        13.75      16.12       15.33        13.53         15.57

__________________

     (1) Information for the nine months ended September 30, 2002 and 2001 is annualized.
     (2) Core deposits are comprised of savings, money market, NOW and demand deposit accounts.
     (3) Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income less net gain on sales of securities, premises and equipment, and the net gain on the disposition of banking offices.
     (4) Non-performing loans consist of all non-accrual loans and all mortgage loans delinquent 90 days or more as to their maturity date but not their interest payments and exclude loans which have been restructured and are accruing and performing in accordance with the restructured terms. Restructured accruing loans totaled $4.5 million and $4.8 million at September 30, 2002 and 2001, respectively, and totaled $5.4 million, $5.2 million, $6.7 million, $6.9 million and $9.1 million at December 31, 2001, 2000, 1999, 1998 and 1997, respectively.
     (5) Non-performing assets consist of all non-performing loans, real estate owned and non-performing investments in real estate, net.
     (6) For purposes of computing the ratios of earnings to fixed charges, "earnings" consists of income before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges. "Fixed charges" consist of interest on short-term and long-term debt, including capital trust securities, interest related to capitalized leases and capitalized interest and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING FACTORS, WHICH DO NOT NECESSARILY APPEAR IN THE ORDER OF IMPORTANCE, BEFORE DECIDING WHETHER TO EXCHANGE YOUR OLD NOTES FOR THE NEW NOTES. INVESTORS SHOULD CONSIDER ALL OF THESE FACTORS TO BE IMPORTANT.

CHANGES IN INTEREST RATES MAY REDUCE OUR NET INCOME.

         Our earnings depend largely on the relationship between the yield on our interest-earning assets and our cost of funds. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence market interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Fluctuations in market interest rates affect the demand of customers for our products and services. We are subject to interest rate risk to the degree that our interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than our interest-earning assets.

         In addition, the actual amount of time before mortgage loans and mortgage-backed securities are repaid can be significantly impacted by changes in mortgage prepayment rates and market interest rates. Mortgage prepayment rates will vary due to a number of factors, including the regional economy in the area where the underlying mortgages were originated, seasonal factors, demographic variables and the assumability of the underlying mortgages. However, the major factors affecting prepayment rates are prevailing interest rates, related mortgage refinancing opportunities and competition. During the prevailing interest rate environment of the past twenty-four months, which has been characterized by significant declines in market interest rates, we have experienced very high levels of loan prepayments. During the third quarter of 2002, market interest rates continued to decline, resulting in a further acceleration of loan prepayments. Although we have continued to reprice our interest-bearing liabilities during this time, we have not been able to do so to the same degree as our interest-earning assets. Given our current volume and mix of interest-bearing liabilities and interest-earning assets, if market interest rates remain at their present levels for a prolonged period of time or decline further, the cash flows from continued high levels of prepayments would be reinvested at lower yields while our cost of funds would remain relatively flat, resulting in an adverse impact on our results of operations.

         Some of our borrowings contain features that would allow them to be called prior to their contractual maturity. This would generally occur during periods of rising interest rates. If this were to occur, we would need to either renew the borrowings at a potentially higher rate of interest, which would negatively impact our net interest income, or repay such borrowings. If we sell securities to fund the repayment of such borrowings, any decline in estimated market value with respect to the securities sold would be realized and could result in a loss upon such sale.

         Interest rates do and will continue to fluctuate, and we cannot predict future Federal Reserve Board actions or other factors that will cause rates to change.

CHANGES IN INTEREST RATES MAY REDUCE OUR STOCKHOLDERS' EQUITY.

         At September 30, 2002, $2.90 billion of our securities were classified as available-for-sale. The estimated market value of our available-for-sale securities portfolio may increase or decrease depending on changes in interest rates. Generally, as interest rates increase, the estimated market value of our fixed rate securities portfolio will decrease. Under generally accepted accounting principles, we are required to increase or decrease stockholders' equity by the amount of the change in estimated market value of our available-for- sale securities portfolio, net of the related tax benefit, under the category of accumulated other comprehensive income. Therefore, a decline in the estimated market value of this portfolio will result in a decline in reported stockholders' equity, as well as book value per common share and tangible book value per common share. This decrease will occur even though the securities are not sold. If these securities are never sold, the decrease will be recovered over the life of the securities.

ASTORIA FEDERAL'S ABILITY TO PAY DIVIDENDS OR LEND FUNDS TO US IS SUBJECT TO REGULATORY LIMITATIONS WHICH, TO THE EXTENT WE NEED BUT ARE NOT ABLE TO ACCESS SUCH FUNDS, MAY PREVENT US FROM MAKING PAYMENTS UNDER THE NOTES.

         We are a unitary savings and loan association holding company regulated by the Office of Thrift Supervision, or OTS, and almost all of our operating assets are owned by Astoria Federal. We rely primarily on dividends from Astoria Federal to meet our obligations for payment of corporate expenses, to pay cash dividends to our common and preferred stockholders, to engage in share repurchase programs, to pay principal and interest on our subordinated debt, which serves as collateral for our outstanding capital trust securities, and to pay interest on our senior and other outstanding debt, and we will rely on such dividends to pay principal and interest on the notes. The OTS limits all capital distributions by Astoria Federal directly or indirectly to us, including dividend payments. As the subsidiary of a savings and loan association holding company, Astoria Federal currently must file a notice with the OTS for each capital distribution. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years, then Astoria Federal must file an application to receive the approval of the OTS for the proposed capital distribution.

         In addition to the OTS limits, Astoria Federal may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, Astoria Federal is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, Astoria Federal would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on Astoria Federal's current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from Astoria Federal. Payment of dividends by Astoria Federal also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe or unsound banking practice.

         We cannot assure you that Astoria Federal will be able to pay dividends at past levels, or at all, in the future.

         In addition to regulatory restrictions on the payment of dividends, Astoria Federal is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of Astoria Federal. These restrictions prevent affiliates of Astoria Federal, including us, from borrowing from Astoria Federal, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of Astoria Federal's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of Astoria Federal's capital stock and surplus.

         If we do not receive sufficient cash dividends or borrowings from Astoria Federal, then we may not have sufficient funds to make payments on the notes.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES WILL GENERALLY HAVE A JUNIOR POSITION TO CLAIMS OF CREDITORS OF OUR SUBSIDIARIES.

         As a holding company, our right to receive any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus your right to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors), except to the extent we are also recognized as a creditor of that subsidiary. For example, if Astoria Federal, our only direct banking subsidiary, is liquidated or reorganized, depositors of Astoria Federal would have the right to receive distributions from Astoria Federal before us unless we were considered a creditor of Astoria Federal.

WE AND ASTORIA FEDERAL OPERATE IN A HIGHLY REGULATED INDUSTRY, WHICH LIMITS THE MANNER AND SCOPE OF OUR BUSINESS ACTIVITIES.

         We and Astoria Federal are subject to extensive supervision, regulation and examination by the OTS and by the Federal Deposit Insurance Corporation, or the FDIC. As a result, we are limited in the manner in which we and Astoria Federal conduct our businesses, undertake new investments and activities and obtain financing. This regulatory structure is designed primarily for the protection of the deposit insurance funds and our depositors, and not to benefit our other creditors. This regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to capital levels, the timing and amount of dividend payments, the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

OUR RESULTS OF OPERATIONS ARE AFFECTED BY ECONOMIC CONDITIONS IN THE NEW YORK METROPOLITAN AREA.

         Astoria Federal's retail banking and a significant portion of its lending business is concentrated in the New York metropolitan area. As a result of this geographic concentration, Astoria Federal's results of operations largely depend upon economic conditions in this area. A deterioration in economic conditions in the New York metropolitan area could have a material adverse impact on the quality of Astoria Federal's loan portfolio and the demand for its products and services, and, accordingly, on our results of operations.

CHANGES IN LAWS, GOVERNMENT REGULATION AND MONETARY POLICY MAY HAVE A MATERIAL EFFECT ON OUR RESULTS.

         Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in our control. Significant new laws or changes in, or repeals of, existing laws, including with respect to federal and state taxation, may cause our results of operations to differ materially. Further, federal monetary policy significantly affects credit conditions for Astoria Federal, particularly as implemented through the Federal Reserve System, primarily through open market operations in U.S. government securities, the discount rate for bank borrowings and reserve requirements. A material change in any of these conditions would have a material impact on Astoria Federal, and therefore on our results of operations.

OUR ABILITY TO INCUR ADDITIONAL DEBT COULD ADVERSELY AFFECT OUR ABILITY TO REPAY THE NOTES.

         You will be in the same position as the creditors of our other senior unsecured debt. We are not obligated to repay the notes prior to repaying any of our other senior unsecured debt. You should also understand that the indenture permits us and our subsidiaries to borrow additional funds. As a result, any new senior unsecured debt that we incur will have the same repayment priority as the new notes, and any senior secured debt will rank higher than the new notes to the extent that it is secured by collateral. In addition, the agreements under which our subsidiaries borrow funds may restrict the amount of money that they may pay to us.

YOUR FAILURE TO EXCHANGE OLD NOTES MAY ADVERSELY AFFECT YOUR ABILITY TO SELL SUCH NOTES.

         The old notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the applicable securities laws or in a transaction not subject to such laws, and in each case in compliance with certain other conditions and restrictions. Old notes which remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of old notes which remain outstanding will not be entitled to any rights to have such old notes registered under the Securities Act or to any similar rights under the registration rights agreements, subject to certain limited exceptions. We do not intend to register under the Securities Act any old notes which remain outstanding after consummation of the exchange offer, subject to such limited exceptions, if applicable. To the extent that old notes are tendered and accepted in the exchange offer, your ability to sell untendered old notes could be adversely affected.

THERE IS NO EXISTING PUBLIC MARKET FOR THE NEW NOTES.

         Although the new notes may be resold or otherwise transferred by holders who are not our affiliates without compliance with the registration requirements under the Securities Act, they will constitute a new issue of notes with no established trading market. If a public trading market develops, future trading prices of the new notes will depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar notes. The initial purchasers of the old notes have informed us that they currently intend to make a market in the notes. However, they are not obligated to do so and any such activity may be terminated at any time without notice to the holders of the notes. In addition, any market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer. Accordingly, we cannot assure you that an active public or other market will develop for the new notes, or as to the liquidity of or the trading market for the new notes. If an active public market does not develop, the market price and liquidity of the new notes may be adversely affected. In addition, we do not intend to apply for listing of the new notes on any securities exchange or for quotation through the Nasdaq Stock Market, Inc.

IF YOU ARE A BROKER-DEALER OR AN AFFILIATE OF US, YOUR ABILITY TO TRANSFER THE NOTES MAY BE RESTRICTED.

         Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Our obligation to make this prospectus available to such broker-dealer is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes. See "Plan of Distribution."

         If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Notwithstanding the registration of the new notes in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of us may publicly offer for sale or resell the new notes only in compliance with the provisions of Rule 144 under the Securities Act.

WE ARE NOT OBLIGATED TO NOTIFY YOU OF DEFECTS OR IRREGULARITIES IN THE EXCHANGE OFFER PROCEDURES.

         Subject to conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the new notes in exchange for old notes tendered and accepted for exchange under the exchange offer will be made only after a timely receipt by the exchange agent of:

         o certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC;

         o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

         o        any other documents required by the letter of transmittal.

Therefore, holders of the old notes desiring to tender such old notes should allow sufficient time to ensure timely delivery. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes" and "-- Procedures for Tendering Old Notes." Neither we nor the exchange agent has any duty to notify you of any defects or irregularities with respect to the tenders of old notes for exchange.


                                 USE OF PROCEEDS

         The exchange offer is intended to satisfy certain of our obligations under the registration rights agreements. We will not receive any cash proceeds from the exchange offer. Any old notes that are tendered and exchanged pursuant to the exchange offer will be retired and cancelled. Accordingly, the issuance of the new notes will not result in any increase or decrease in our indebtedness.


                          ASTORIA FINANCIAL CORPORATION

         We are headquartered in Lake Success, New York and, through our wholly owned subsidiary Astoria Federal, operate 86 retail banking offices in Kings (Brooklyn), Queens, Nassau, Suffolk and Westchester Counties in New York. Astoria Federal provides retail banking and mortgage and consumer lending to approximately 700,000 customers through its banking office locations and multiple delivery channels, including its enhanced world wide website, www.astoriafederal.com. In addition, Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, through an extensive broker network in 15 states, primarily on the East Coast, and through correspondent relationships in 44 states. With $21.90 billion in assets at September 30, 2002, Astoria Federal is the second largest thrift headquartered in New York State and sixth largest in the United States.

         Our primary business is the operation of Astoria Federal. In addition to directing, planning and coordinating the business activities of Astoria Federal, we invest primarily in U.S. government and federal agency securities, mortgage-backed securities and other securities. We have acquired, and may continue to acquire or organize, either directly or indirectly through Astoria Federal, operating and other subsidiaries, including other financial institutions.

         Astoria Federal's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments on loans and securities and borrowed funds, primarily in one-to-four family residential mortgage loans and mortgage-backed securities and, to a lesser extent, multi-family residential mortgage loans and commercial real estate loans. To a much smaller degree, we also invest in construction loans and consumer and other loans. In addition, Astoria Federal invests in U.S. government and federal agency securities and in other investments permitted by federal laws and regulations. Astoria Federal's revenues are derived principally from interest on its mortgage loan and mortgage-backed securities portfolios and interest and dividends on its other securities portfolio. Astoria Federal's cost of funds consists of interest expense on deposits and borrowings.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the old notes, we entered into registration rights agreements with the initial purchasers of the old notes. Under the registration rights agreements, we agreed to use our reasonable best efforts to complete the exchange offer and to file and cause to become effective with the SEC a registration statement for the exchange of the old notes for new notes with terms identical in all material respects to the terms of the old notes. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is part.

         The terms of the new notes are the same as the terms of the old notes except that the new notes have been registered under the Securities Act and will not be subject to some restrictions on transfer that apply to the old notes. In that regard, the old notes provide, among other things, that if a registration statement relating to the exchange offer has not been filed and declared effective, or the exchange offer is not completed, within the periods specified in the registration rights agreements, the interest rate on the old notes will increase by 50 basis points to 6.25% per annum until the registration statement is filed or declared effective, or the exchange offer is completed, as the case may be. Upon completion of the exchange offer, holders of old notes will not be entitled to any further registration rights or increases in interest rate under the registration rights agreements, except under limited circumstances. See "-- Consequences of Failing to Exchange Old Notes" and "Description of the New Notes."

         The exchange offer is not being made to holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the notes would not comply with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the old notes are registered or any person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on _________, 2003, unless we extend the exchange offer, in our sole and absolute discretion, in which case the expiration date will be the latest time and date to which the exchange offer is extended.

         We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes. Notice of any extension will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

         We also expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "-- Conditions to the Exchange Offer." We will give oral (confirmed in writing) or written notice of any amendment, termination or non-acceptance to the holders of the old notes as promptly as practicable.

         Holders may tender their old notes in whole or in part in any integral multiple of $1,000 principal amount. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered. As of the date of this prospectus, $250,000,000 aggregate principal amount of the old notes is outstanding. Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

         Old notes which are not tendered or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreements, except under limited circumstances. See "-- Consequences of Failing to Exchange Old Notes."

         Neither we nor our Board of Directors makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender based your own financial positions and requirements.

PROCEDURES FOR TENDERING OLD NOTES

         VALID TENDER. Brokers, dealers, commercial banks, trust companies and other nominees who hold old notes through DTC must effect tenders by book-entry transfer through DTC's ATOP system. In order for old notes held through DTC to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, or an agent's message (as defined below) in lieu of such letter of transmittal, must be received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date. In addition, either:

         o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described herein must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal; or

         o the guaranteed delivery procedures set forth in this prospectus must be complied with.

         As used in this prospectus, the term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

         In order for old notes not held through DTC to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date. In addition, either:

         o certificates for such tendered old notes must be received by the exchange agent along with the letter of transmittal; or

         o the guaranteed delivery procedures set forth in this prospectus must be complied with.

         If old notes are registered in the name of a person other than the person tendering such old notes, the certificates representing the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an eligible institution (as defined below).

         If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         If less than all of the old notes represented by any certificate are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         BOOK-ENTRY TRANSFER. For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of old notes using ATOP should transmit its acceptance to DTC on or prior to the expiration date, or comply with the guaranteed delivery procedures set forth below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "-- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

         A beneficial owner of old notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

         CERTIFICATES. If the tender is not made through ATOP, certificates representing old notes, as well as the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal, must be received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date in order for such tender to be effective, or the guaranteed delivery procedure set forth herein must be complied with.

         SIGNATURE GUARANTEES. Certificates for the old notes need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

         o a certificate for the old notes is registered in a name other than that of the person surrendering the certificate; or

         o the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

In the case of the above conditions, such certificates for old notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union;
(d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (referred to as an "eligible institution"), unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

         DELIVERY. The method of delivery of the book-entry confirmation or certificates representing tendered old notes, the letter of transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

         GUARANTEED DELIVERY. If a holder desires to tender old notes under the exchange offer and the certificates for such old notes are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such old notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         o        such tenders are made by or through an eligible institution;

         o a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, guaranteeing delivery to the exchange agent of either a book-entry confirmation or the certificates representing the tendered old notes in compliance with the requirements set forth in this prospectus, is received by the exchange agent on or prior to the expiration date; and

         o a book-entry confirmation or the certificates representing the tendered old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or facsimile thereof, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

         The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

         Our acceptance for exchange of old notes tendered in compliance with any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

         DETERMINATION OF VALIDITY. We will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under

"-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of old notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of old notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither we nor the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "-- Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for us for the purpose of receiving tenders of old notes.

         The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders whose old notes are accepted for exchange will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

         In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

         o certificates for such old notes or a timely book-entry confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC,

         o a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

         o        all other documents required by the letter of transmittal.

Accordingly, the delivery of new notes might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to old notes or certificates representing old notes and other required documents are received by the exchange agent.

         If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained by the tendering holder with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

WITHDRAWAL RIGHTS

         Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time on or prior to 5:00 p.m., New York City time, on the expiration date. For your withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address set forth under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date and prior to acceptance for exchange. This notice must specify:

         o the name of the person having tendered the old notes to be withdrawn,

         o the old notes to be withdrawn (including the certificate number(s), if applicable, and the principal amount of such old notes), and

         o where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

         If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

         We will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Neither we nor the exchange agent or any other person is under any duty to give any notification of any irregularities or defects in any notice of withdrawal, nor will we or any of those persons incur any liability for failure to give such notice. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

         o the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

         o an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

         o we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

         o there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

         The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time. If we waive or amend the foregoing conditions, we will, if required by applicable law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within that five business-day period. Our determination concerning the events described above will be final and binding on all parties.

         In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act.

EXCHANGE AGENT

         Wilmington Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal, notices of guaranteed delivery and certificates representing old notes should be directed to the exchange agent at the address set forth below. Questions and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:


BY CERTIFIED OR REGISTERED MAIL                   BY OVERNIGHT COURIER OR HAND:

    Wilmington Trust Company                        Wilmington Trust Company
     DC-1615 Reorg Services                      Corporate Trust Reorg Services
         P.O. Box 8861                              1100 North Market Street
Wilmington, Delaware 19899-8861                  Wilmington, Delaware 19890-1615

                         FACSIMILE TRANSMISSION NUMBER:
                                 (302) 636-4145
                          (ELIGIBLE INSTITUTIONS ONLY)

                              CONFIRM BY TELEPHONE:
                                 (302) 636-6472

DELIVERY OF THE LETTER OF TRANSMITTAL, NOTICE OF GUARANTEED DELIVERY AND CERTIFICATES REPRESENTING OLD NOTES TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH DOCUMENTATION.

FEES AND EXPENSES

         We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes and in handling or tendering for their customers. We estimate these expenses in the aggregate to be approximately $__________. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer.

         Solicitation of tenders may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees.

ACCOUNTING TREATMENT

         We will record the new notes at the same carrying value as the old notes for which they are exchanged, which is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

         You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

CONSEQUENCES OF FAILING TO EXCHANGE OLD NOTES

         If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

         As a result of making this exchange offer, we will have fulfilled one of our obligations under the registration rights agreements. You generally will not have any further registration rights under the registration rights agreements or otherwise if you do not tender your old notes. Accordingly, if you do not exchange your old notes for new notes, you will continue to hold your untendered old notes and will be entitled to all the rights and limitations applicable thereto under the indenture, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer (including the right to receive a special interest premium under the registration rights agreements due to our failure to complete the exchange offer or to cause a registration statement covering resales of the old notes to become effective within the time periods set forth in the registration rights agreements).

         To the extent that any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the untendered old notes could be adversely affected.

RESALES OF NEW NOTES

         We are making the exchange offer for the new notes in reliance on the position of the staff of the Division of Corporation Finance of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, we did not seek our own interpretive letter and we cannot assure that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the SEC, and subject to the two immediately following sentences, we believe that new notes issued under this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such new notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such new notes. However, any holder of old notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing new notes, or any broker-dealer who purchased old notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

         o will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters;

         o will not be permitted or entitled to tender such old notes in the exchange offer; and

         o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such old notes unless such sale is made in reliance on an exemption from such requirements.

In addition, as described below, if any broker-dealer holds old notes acquired for its own account as a result of market-making or other trading activities and exchanges such old notes for new notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes.

         Each holder of old notes who wishes to exchange old notes for new notes in the exchange offer will be required to represent that:

         o        it is not an affiliate of us;

         o any new notes to be received by it are being acquired in the ordinary course of its business;

         o it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such new notes; and

         o if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of such new notes.

         We may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to us (or an agent of ours) in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the old notes to be exchanged in the exchange offer.

         Each broker-dealer that receives new notes for its own account as a result of the exchange offer must acknowledge that it acquired the old notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, we believe that participating broker-dealers who acquired old notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of such old notes, other than old notes which represent an unsold allotment from the initial sale of the old notes, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such new notes.

         Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreements, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such new notes for a period not exceeding 180 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such new notes have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of new notes received in exchange for old notes pursuant to the exchange offer must notify us, or cause us to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "-- Exchange Agent."

         Any participating broker-dealer who is an affiliate of us may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Each participating broker-dealer who surrenders old notes under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of:

         o any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

         o any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading; or

         o the occurrence of certain other events specified in the registration rights agreements,

such participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished copies of the amended and supplemented prospectus to such participating broker-dealer, or we have given notice that the sale of the new notes may be resumed, as the case may be.

         If we give such notice to suspend the sale of the new notes, the 180-day period referred to above during which participating broker-dealers are entitled to use this prospectus in connection with the resale of new notes shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the new notes or to and including the date on which we have given notice that the sale of new notes may be resumed, as the case may be.


                          DESCRIPTION OF THE NEW NOTES

         The form and terms of the new notes and the old notes are identical in all material respects, except that certain transfer restrictions and the registration rights applicable to the old notes do not apply to the new notes.


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



The new notes will be issued under the indenture, dated as of October 16, 2002, between us and Wilmington Trust Company, as trustee (which we refer to as the indenture in this prospectus). This is the same indenture under which the old notes were issued.

         The terms of the new notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The indenture is limited in aggregate principal amount to $250,000,000.

         This description of the new notes is intended to be a useful overview of the material provisions of the new notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of our obligations and your rights. We will provide you with a copy of the indenture upon request.

         In this "Description of the New Notes," references to "we," "our," "ours" and "us" refer only to Astoria Financial Corporation and not to any of our direct or indirect subsidiaries or affiliates.

BRIEF DESCRIPTION OF THE NEW NOTES

         The new notes:

         o        will be our unsecured senior obligations;

         o will be equal in ranking as to payment ("pari passu") with all of our other existing and future senior unsecured indebtedness;

         o will be senior in right of payment to all of our existing and future subordinated indebtedness;

         o will rank junior in right of payment to all of our secured indebtedness; and

         o will rank junior in right of payment to all indebtedness and other liabilities of our subsidiaries.

         The indenture does not contain any restrictions on the amount of additional indebtedness which may be incurred by us or our subsidiaries.

         Because we are a holding company, our rights and the rights of our creditors, including holders of the notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise will be subject to the prior claims of the creditors of that subsidiary (including depositors, in the case of Astoria Federal), except to the extent we may be recognized as a creditor of that subsidiary. For example, if Astoria Federal is liquidated or reorganized, depositors of Astoria Federal would have the right to receive distributions from Astoria Federal before us unless we were considered a creditor of Astoria Federal. Our obligations under the notes will not be guaranteed by any of our subsidiaries.

         In addition, as a holding company, we rely primarily on dividends from Astoria Federal to make payments on our debt securities and to pay other corporate expenses. Federal law and OTS rules limit the amount of dividends and other payments that Astoria Federal can make to us without OTS approval.

MATURITY AND INTEREST

         The new notes will mature on October 15, 2012. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from October 16, 2002, at a rate of 5.75% per annum. We will make each interest payment semi-annually on April 15 and October 15 of each year, commencing April 15,

2003, to the holders of record at the close of business on the preceding April 1 and October 1, respectively, until the relevant principal amount has been paid or made available for payment. Interest on the new notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

OPTIONAL REDEMPTION

         We may redeem the new notes, in whole or in part, at our option, at any time prior to their maturity. If we redeem all or any part of the new notes, we will pay a redemption price equal to:

         o        the greater of:

                  (1) 100% of the principal amount of the new notes being redeemed, and

                  (2) the sum of the present values of the remaining scheduled payments of principal and interest on the new notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus 45 basis points,

         o plus, in either case, accrued and unpaid interest, if any, and special interest premium, if any, on the principal amount of the new notes being redeemed to the redemption date.

         For purposes of clause (2) above, if the redemption date is not a scheduled interest payment date with respect to that new note, the amount of the next succeeding scheduled interest payment on that new note will be reduced by the amount of interest accrued and unpaid on that new note to the redemption date.

         If fewer than all the new notes are to be redeemed, selection of new notes for redemption will be made by the trustee in any manner the trustee deems fair and appropriate. We, or, at our request, the trustee, will give notice to DTC and holders of definitive new notes, if any, at least 30 days (but not more than 60 days) before we redeem the new notes. If we redeem only some of the new notes, DTC's practice is to choose by lot the amount to be redeemed from the new notes held by each of its participating institutions. DTC will give notice to these participants, and these participants will give notice to any "street name" holders of any indirect interests in the new notes according to arrangements among them. These notices may be subject to statutory or regulatory requirements. We will not be responsible for giving notice of a redemption of the new notes to anyone other than the trustee, DTC and holders of definitive new notes, if any.

         Unless we default in payment of the redemption price, from and after the redemption date the new notes or portions of them called for redemption will cease to accrue interest and any special interest premium, and the holders of the new notes will have no right in respect to such new notes except the right to receive the redemption price for them.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the new notes. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the Reference Treasury Dealer, shall be used as the comparable treasury issue, and the adjusted treasury rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the H.15 Daily Update of the

Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such business day, the Reference Treasury Dealer Quotation actually obtained by the trustee for such redemption date.

         "H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15 (519) available through the world wide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

         "Reference Treasury Dealer" means Lehman Brothers Inc. and its successors; PROVIDED, HOWEVER, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi- annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

PAYING AGENT AND REGISTRAR FOR THE NEW NOTES

         The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the new notes, and we or any of our subsidiaries may act as paying agent or registrar; PROVIDED, that we will at all times maintain one or more paying agents that have an office in New York, New York.

MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE

         We have agreed not to merge or consolidate with or into any other person and we have agreed not to sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of our assets to any person, unless:

         o the continuing or successor corporation (whether us or another corporation) or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all our obligations under the new notes and the indenture or assumes such obligations as a matter of law;

         o immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default or Event of Default (as defined below) under the indenture; and

         o we deliver or cause to be delivered to the trustee an officers' certificate and opinion of counsel each stating that the merger, consolidation, sale, lease or conveyance complies with the indenture.

CERTAIN COVENANTS

         Subject to certain exceptions, so long as any of the new notes are outstanding, we will not sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of Astoria Federal, nor will we permit Astoria Federal to issue or sell or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of Astoria Federal unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of Astoria Federal after giving effect to that transaction. The covenant described in the preceding sentence does not apply to any transaction of the type described above under "-- Merger, Consolidation, Sale, Lease or Conveyance." Furthermore, we will not permit Astoria Federal to:

         (1) merge or consolidate with or into any corporation or other person, unless we are the surviving corporation or person, or unless we will own, directly or indirectly, at least 80% of the surviving corporation's issued and outstanding voting stock; or

         (2) lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than us), unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that corporation or other person.

         However, we may agree to any such merger or consolidation or sale, lease, assignment or transfer of properties and assets if it is required by law or it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by us of another entity, provided certain conditions specified in the indenture are satisfied. Likewise, these covenants do not prohibit us or Astoria Federal from selling or transferring assets pursuant to any securitization transaction or pledging any assets to secure borrowings incurred in the ordinary course of business, including, without limitation, to secure advances from the Federal Home Loan Bank of New York and reverse repurchase agreements.

         Furthermore, for so long as any of the new notes are outstanding, we will not, nor will we permit Astoria Federal to, incur debt secured by any shares of voting stock of Astoria Federal (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the new notes equally and ratably with that secured debt. However, this covenant will not apply to the extent that we continue to own at least 80% of the issued and outstanding voting stock of Astoria Federal (treating that encumbrance as a transfer of those shares to the secured party).

         Under the indenture, the holders of a majority in principal amount of the outstanding new notes may waive compliance with the foregoing covenants.

EVENTS OF DEFAULT

         Each of the following is an "Event of Default" under the indenture:

         (1) our failure to pay interest or special interest premium, if any, upon the new notes when due, which failure continues for 30 days;

         (2) our failure to pay the principal of or premium, if any, on the new notes when due;

         (3) our failure to perform any other covenant in the new notes or the indenture, which failure continues for 60 days after the trustee or the holders of at least 25% in aggregate principal amount of the new notes gives us written notice of our failure to perform;

         (4) (a) our failure to make scheduled payments of principal of, or premium, if any, or interest on, any indebtedness of ours in excess of $10 million, which failure constitutes an event of default under the instrument pursuant to which such indebtedness is or may be issued, or by which such indebtedness is or may be secured or evidenced, and has resulted in the acceleration of such indebtedness, or (b) our failure to pay any such indebtedness at final maturity (and after the expiration of any applicable grace periods); and

         (5) certain events of bankruptcy, insolvency or reorganization in respect of us or Astoria Federal.

         An acceleration of any indebtedness of ours resulting from an event of default under the instrument governing such indebtedness other than a default in the payment of principal of, or premium or interest on, such indebtedness, such as a violation or breach of a covenant, will not result in an Event of Default under clause (4) above.

         If any Event of Default (other than an Event of Default due to certain events of bankruptcy, insolvency or reorganization) has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the new notes outstanding under the indenture may declare in writing the principal of all new notes under the indenture and interest and any special interest premium accrued thereon to be due and payable immediately. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred with respect to us, the principal, premium, if any, accrued interest and accrued special interest premium, if any, on the new notes shall be immediately due and payable, without further action or notice on the part of the trustee or any holder.

         Upon becoming aware of any Event of Default, we will deliver to the trustee a statement specifying such Event of Default.

         The holders of at least a majority in principal amount of the new notes may, by written notice to the trustee, (a) waive an existing default or an Event of Default with respect to the new notes, other than a default as to the payment of principal, premium, if any, interest or special interest premium, if any, on the new notes, and (b) rescind an acceleration with respect to the new notes and its consequences if, in the case of this clause (b):

         o all existing Events of Default applicable to the new notes (other than the nonpayment of principal, premium, if any, interest and special interest premium, if any, on the new notes that have become due solely by that declaration of acceleration) have been cured or waived; and

         o the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         The trustee is entitled to be indemnified by the holders of new notes before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such provisions in the indenture for the indemnification of the trustee and certain other limitations, the holders of a majority in principal amount of the new notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

         No holder of new notes may pursue any remedy under the indenture or the new notes (except actions for payment of overdue principal or interest) unless:

         o such holder previously has given the trustee written notice of the default and continuance thereof;

         o the holders of not less than 25% in principal amount of the new notes then outstanding have requested the trustee to pursue such remedy;

         o the holder or holders have offered the trustee indemnity satisfactory to it;

         o        the trustee has not complied within 60 days of the request;
                  and

         o the trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of the new notes then outstanding.

MODIFICATION OF THE INDENTURE

         The indenture contains provisions permitting us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of new notes then outstanding, to modify or amend the indenture, including the provisions relating to the rights of the holders of the new notes. In addition, the holders of at least a majority in aggregate principal amount of the outstanding new notes may waive compliance by us with any provision of the indenture or the new notes. However, no such modification, amendment or waiver may, without the consent of all holders of outstanding new notes affected thereby:

         o change the stated maturity of the principal of, or interest on, any note;

         o reduce the principal amount of any note or reduce the rate of, or extend or change the time for payment of, interest on any note;

         o change the place or currency of payment of principal, premium, if any, interest or special interest premium, if any, on any note;

         o        reduce any amount payable upon the redemption of any note;

         o impair the right to institute suit for the enforcement of any payment on or with respect to any note;

         o reduce the percentage in principal amount of outstanding new notes the consent of whose holders is required for modification or amendment of the indenture;

         o reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

         o modify such provisions with respect to modification and waiver.

         We and the trustee may, without the consent of any holder of new notes, amend the indenture and the new notes to cure any ambiguity, defect or inconsistency, to provide for the assumption of our obligations by a successor in accordance with the covenant described above under "-- Merger, Consolidation, Sale, Lease or Conveyance," to make changes that would provide the holders with additional benefits, to make any change that is not inconsistent with the indenture and the new notes and will not adversely affect the interest of any holder of the new notes and to comply with the requirements of the SEC.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         LEGAL DEFEASANCE. We will be deemed to have paid and will be discharged from any and all obligations in respect of the new notes on the 123rd day after we have made the deposit referred to below, and the provisions of the indenture will cease to be applicable with respect to the new notes (except for, among other matters, certain obligations to register the transfer of or exchange of the new notes, to replace stolen, lost or mutilated new notes, to maintain paying agencies, to hold funds for payment in trust and to pay any special interest premium) if:

         (1) we have deposited with the trustee, in trust, cash and/or certain U.S. government obligations that will provide funds in an amount sufficient, in the opinion of a nationally recognized public accounting firm, to pay the principal, premium, if any, and accrued interest on the new notes at the time such payments are due in accordance with the terms of the indenture;

         (2)      we have delivered to the trustee:

                  (a) an opinion of counsel to the effect that note holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture; and

                  (b) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         (3) no Event of Default, or event that, after the giving of notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing on the date of such deposit or, insofar as Events of Default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound.

         COVENANT DEFEASANCE. The provisions of the indenture will cease to be applicable with respect to clauses (3), (4) and (5) in "-- Events of Default" upon:

         (1)      the satisfaction of the conditions described in clauses (1),
                  (2)(b) and (3) of the preceding paragraph; and

         (2) our delivery to the trustee of an opinion of counsel to the effect that the holders of the new notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         If we exercise our option to omit compliance with certain provisions of the indenture as described in the immediately preceding paragraph and the new notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. government obligations on deposit with the trustee may not be sufficient to pay amounts due on the new notes at the time of acceleration resulting from such Event of Default. In such event, we will remain liable for such payments.

BOOK-ENTRY; DELIVERY AND FORM

         We will issue the new notes in the form of one or more fully registered global new notes. The global new notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

         Unless and until they are exchanged in whole or in part for certificated new notes, the global new notes may not be transferred except as a whole by DTC or its nominee.

         DTC has advised us as follows:

         o DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         o DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Upon the issuance of the global new notes, DTC or its custodian will credit, on its internal system, the respective principal amounts of the new notes represented by the global new notes to the accounts of those persons who have accounts with DTC designated by the initial purchasers. Ownership of beneficial interests in the global new notes will be limited to persons who have accounts with DTC or persons who hold interests through the persons who have accounts with DTC. Persons who have accounts with DTC are referred to as "participants." Ownership of beneficial interests in the global new notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

         As long as DTC or its nominee is the registered owner or holder of the global new notes, DTC or the nominee, as the case may be, will be considered the sole record owner or holder of the new notes represented by the global new notes for all purposes under the indenture and the new notes. No beneficial owners of an interest in the global new notes will be able to transfer that interest except according to DTC's applicable procedures, in addition to those provided for under the indenture. Owners of beneficial interests in the global new notes will not:

         o be entitled to have the new notes represented by the global new notes registered in their names,

         o receive or be entitled to receive physical delivery of certificated new notes in definitive form, and

         o be considered to be the owners or holders of any new notes under the global new notes.

         Accordingly, each person owning a beneficial interest in the global new notes must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any right of a holder of new notes under the global new notes. We understand that, under existing industry practice, if an owner of a beneficial interest in the global new notes desires to take any action that DTC, as the holder of the global new notes, is entitled to take, DTC would authorize the participants to take that action, and that the participants would authorize beneficial owners owning through the participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

         Payments of the principal of, premium, if any, interest and special interest premium, if any, on the new notes represented by the global new notes will be made by us to the trustee and from the trustee to DTC or its nominee, as the case may be, as the registered owner of the global new notes. Neither we, the trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global new notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, interest or special interest premium, if any, on the global new notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global new notes, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global new notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for these customers. These payments will be the responsibility of these participants.

         DTC has advised us that DTC will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account the DTC interests in the global new notes are credited. Further, DTC will take any action permitted to be taken by a holder of new notes only in respect of that portion of the aggregate principal amount of new notes as to which the participant or participants has or have given that direction.

         Although DTC has agreed to these procedures in order to facilitate transfers of interests in the global new notes among participants of DTC, it is under no obligation to perform these procedures, and may discontinue them at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         Beneficial interests in global new notes may be exchanged for certificated new notes only if:

         o DTC notifies the trustee that it is unwilling or unable to continue as a depositary for the global new notes or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days;

         o we decide at any time not to have the securities represented by global new notes and so notify the trustee; or

         o        an Event of Default occurs.

         If there is an exchange, upon the surrender by DTC of the global new notes, we will issue certificated new notes in authorized denominations and registered in the names that DTC directs.

         Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related new notes, and we and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the new notes to be issued.

GOVERNING LAW

         The indenture and the new notes will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEE

         The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The indenture contains limitations on the rights of the trustee, should it become a creditor of Astoria Financial, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

         Wilmington Trust Company is the trustee under the indenture. We may maintain banking relationships with the trustee in the ordinary course of business.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Thacher Proffitt & Wood, our special federal income tax counsel, the following describes the material United States federal income tax consequences associated with the exchange of the old notes by an investor who exchanges the old notes for the new notes pursuant to the exchange offer. This summary does not address all the tax consequences that may be applicable to a particular holder in light of his, her or its particular investment or tax circumstances or to holders subject to special tax regimes (such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold notes as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not address the tax consequences to any shareholder, partner or beneficiary of a holder of notes. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to the notes.

         This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Thacher Proffitt & Wood is not binding on the Internal Revenue Service, referred to as the IRS, or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described herein. We can give no assurance that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

         The exchange of the old notes for the new notes issued in the exchange offer should not be treated as an "exchange"for United States federal income tax purposes because the new notes issued in the exchange offer should not be considered to differ materially in kind or extent from the old notes. Rather, the new notes issued in the exchange offer received by a holder should be treated as a continuation of the old notes in the hands of such holder. As a result there should be no United States federal income tax consequences to holders exchanging the outstanding old notes for the new notes issued in the exchange offer, and any exchanging holder of old notes should have the same tax basis and holding period in the new notes issued in the exchange offer as such holder had in the old notes immediately prior to the exchange.

         Prospective holders of the new notes issued in the exchange offer are urged to consult their tax advisors concerning the particular tax consequences of exchanging such holders' old notes for the new notes issued in the exchange offer, including the applicability and effect of any state, local or foreign income and other tax laws.


                              PLAN OF DISTRIBUTION

         We are making the exchange offer in reliance on the position of the staff of the SEC as defined in certain interpretive letters issued to third parties in other transactions.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that reasonably requests such document for use in connection with any such resale.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. Any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Furthermore, any broker-dealer that acquired any of the old notes directly from us:

         o may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

         o must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

         For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this exchange offer, each broker-dealer that receives new notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemental prospectus to such broker-dealer.


                                  LEGAL MATTERS

         The validity and enforceability of the notes offered by this prospectus will be passed upon for us by Thacher Proffitt & Wood, our special counsel.


                                     RATINGS

         The new notes will be rated "BBB-" by Standard & Poor's and "Baa3" by Moody's Investors Service. The ratings of Standard & Poor's and Moody's assigned to the new notes address the likelihood of your receipt of all payments to which such notes are entitled. The rating process addresses the structural and legal aspects associated with the new notes. In the event that the ratings initially assigned to the new notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the new notes.

         If another rating agency were to rate the new notes, such rating agency may assign a rating different from the ratings described above. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.


                                     EXPERTS

         The consolidated statements of financial condition as of December 31, 2001 and 2000 and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, included in our Annual Report on Form 10-K filed on March 26, 2002, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by KPMG LLP, independent certified public accountants, as stated in their report. Such consolidated financial statements are incorporated by reference herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We file reports, proxy statements and other information with the SEC under the Exchange Act. These filings are available to the public over the Internet at the SEC's world wide website at http://www.sec.gov. You may also read and copy this information at prescribed rates at the SEC's public reference facilities located at the following address:

                           Public Reference Room
                           450 Fifth Street, N.W.
                           Room 1024
                           Washington, D.C.  20549

         You can obtain additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can also obtain information about us on our world wide website (http://www.astoriafederal.com) or by visiting the world wide website of the New York Stock Exchange (http://www.nyse.com). Except as provided below, information on our web site is not incorporated by reference in this prospectus and you should not consider this information as a part of this prospectus.

         This prospectus is part of a registration statement on Form S-4 filed by us with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for further information about Astoria Financial and the new notes. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The registration statement and exhibits are also available through the SEC's web site.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to the publicly filed documents that contain that information. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. The documents listed below that we have previously filed with the SEC are incorporated into this prospectus by reference:

         o              Annual Report on Form 10-K for the year ended December
                        31, 2001

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002

         o              Current Report on Form 8-K filed on November 15, 2002

         In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports containing only information furnished under Item 9 of Form 8-K), as well as proxy statements.

         Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

         You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents. You can obtain documents incorporated by reference in this prospectus on our web site (http://www.astoriafederal.com) or by requesting them in writing or by telephone from us at the following address:

                      Astoria Financial Corporation
                      One Astoria Federal Plaza
                      Lake Success, New York 11042-1085
                      Attention: Mr. Peter Cunningham, Investor Relations
                      Phone:  (516) 327-7877
                      Email: pcunningham@astoriafederal.com

================================================================================




                                  $250,000,000




                     [Logo of Astoria Financial Corporation]





                              Offer to Exchange its
                      5.75% Senior Notes due 2012, Series B
                      which have been registered under the
                       Securities Act of 1933, as amended,
                                   for any and
                             all of its outstanding
                          5.75% Senior Notes due 2012,
                                 as described in
                                 this prospectus








                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------



                              ______________, 2002




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation, such as the Registrant, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 also permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against the expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any indemnification under Section 145 may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145 further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person under Section 145.

         Article TENTH of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify each person who was or is made a party or threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the DGCL; PROVIDED, HOWEVER, that, except with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant's Board of Directors.

         Article TENTH also empowers the Registrant to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant may, to the extent authorized from time to time by its Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Registrant to the fullest extent permitted by the provisions of Article TENTH.

         Article ELEVENTH of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         In addition, the Registrant maintains a directors' and officers' liability insurance policy.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The exhibits filed as a part of this Registration Statement are as follows:


EXHIBIT
  NO.    DESCRIPTION
  ---    -----------

4.1 Indenture between Astoria Financial Corporation and Wilmington Trust Company, as Debenture Trustee, dated as of October 16, 2002, relating to the Senior Notes due 2012.
4.2      Form of 5.75% Senior Note due 2012, Series B.
4.3 Registration Rights Agreement among Astoria Financial Corporation and the Initial Purchasers, dated as of October 16, 2002.
4.4 Registration Rights Agreement between Astoria Financial Corporation and the Initial Purchaser, dated as of November 25, 2002.
5.1 Opinion of Thacher Proffitt & Wood as to the validity of the securities registered hereunder (including the consent of that firm).
8.1 Opinion of Thacher Proffitt & Wood as to certain federal income tax matters (including the consent of that firm).
12.1 Computation of ratio of earnings to combined fixed charges (excluding interest on deposits).
12.2 Computation of ratio of earnings to combined fixed charges (including interest on deposits).
23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).
23.2     Consent of KPMG LLP.
24.1 Power of Attorney (included in the signature page of this Registration Statement).
25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the 5.75% Senior Notes due 2012, Series B.
99.1     Form of Letter of Transmittal.
99.2     Form of Notice of Guaranteed Delivery.
99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4     Form of Client Letter.

99.5 Form of Exchange Agent Agreement between Astoria Financial Corporation and Wilmington Trust Company.


ITEM 22.  UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

                  (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (B) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (C) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                  (D) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Lake Success in the State of New York, on December 5, 2002.

                                              ASTORIA FINANCIAL CORPORATION


                                              By:  /s/ Monte N. Redman
                                                   -----------------------------
                                                   Monte N. Redman
                                                   Executive Vice President and
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Astoria Financial Corporation, do hereby severally constitute and appoint Alan P. Eggleston our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any all instruments for us and in our names in the capacities indicated below which said person may deem necessary or advisable to enable Astoria Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-4, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments to this Registration Statement and any Rule 462(b) registration statement or amendments thereto; and we hereby ratify and confirm all that said person shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                            NAME                                            DATE
                            ----                                            ----
                   /s/ George L. Engelke, Jr.                          December 5, 2002
-------------------------------------------------------------------
                     George L. Engelke, Jr.
      Chairman of the Board, President and Chief Executive
             Officer (principal executive officer)

                      /s/ Monte N. Redman                              December 5, 2002
-------------------------------------------------------------------
                        Monte N. Redman
      Executive Vice President and Chief Financial Officer
          (principal financial and accounting officer)

                    /s/ John J. Conefry, Jr.                           December 5, 2002
-------------------------------------------------------------------
                      John J. Conefry, Jr.
                   Vice Chairman and Director

                      /s/ Gerard C. Keegan                             December 5, 2002
-------------------------------------------------------------------
                        Gerard C. Keegan
    Vice Chairman, Chief Administrative Officer and Director

                      /s/ Andrew M. Burger                             December 5, 2002
-------------------------------------------------------------------
                        Andrew M. Burger
                            Director

                                                                       December 5, 2002
-------------------------------------------------------------------
                        Denis J. Connors
                            Director

                     /s/ Robert J. Conway                              December 5, 2002
-------------------------------------------------------------------
                        Robert J. Conway
                            Director

                     /s/ Thomas J. Donahue                             December 5, 2002
-------------------------------------------------------------------
                       Thomas J. Donahue
                            Director



                                       -6-





                   /s/ Peter C. Haeffner, Jr.                          December 5, 2002
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                     Peter C. Haeffner, Jr.
                            Director

                     /s/ Ralph F. Palleschi                            December 5, 2002
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                       Ralph F. Palleschi
                            Director

                     /s/ Lawrence W. Peters                            December 5, 2002
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                       Lawrence W. Peters
                            Director

                     /s/ Thomas V. Powderly                            December 5, 2002
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                       Thomas V. Powderly
                            Director

                       /s/ Leo J. Waters                               December 5, 2002
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                         Leo J. Waters
                            Director

                       /s/ Donald D. Wenk                              December 5, 2002
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                         Donald D. Wenk
                            Director

                                  EXHIBIT INDEX

EXHIBIT
  NO.    DESCRIPTION
  ---    -----------

4.1 Indenture between Astoria Financial Corporation and Wilmington Trust Company, as Debenture Trustee, dated as of October 16, 2002, relating to the Senior Notes due 2012.
4.2      Form of 5.75% Senior Note due 2012, Series B.
4.3 Registration Rights Agreement among Astoria Financial Corporation and the Initial Purchasers, dated as of October 16, 2002.
4.4 Registration Rights Agreement between Astoria Financial Corporation and the Initial Purchaser, dated as of November 25, 2002.
5.1 Opinion of Thacher Proffitt & Wood as to the validity of the securities registered hereunder (including the consent of that firm).
8.1 Opinion of Thacher Proffitt & Wood as to certain federal income tax matters (including the consent of that firm).
12.1 Computation of ratio of earnings to combined fixed charges (excluding interest on deposits).
12.2 Computation of ratio of earnings to combined fixed charges (including interest on deposits).
23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).
23.2     Consent of KPMG LLP.
24.1 Power of Attorney (included in the signature page of this Registration Statement).
25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the 5.75% Senior Notes due 2012, Series B.
99.1     Form of Letter of Transmittal.
99.2     Form of Notice of Guaranteed Delivery.
99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4     Form of Client Letter.
99.5 Form of Exchange Agent Agreement between Astoria Financial Corporation and Wilmington Trust Company.



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